UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2008

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, P.O.BOX 28183, Columbus, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2008, Corecomposites de Mexico, S. de R.L. de C.V. ("Corecomposites"), a wholly owned Mexican subsidiary of Core Molding Technologies, Inc. (the "Company") entered into a Maximum Guaranteed Price Design Construction Contract (the "Construction Contract") with AS Construcciones Del Norte, S.A. de C.V. (the "Contractor"). Under the Construction Contract, the Contractor will serve as general contractor in connection with the construction of the Company’s new 437,000 square foot industrial production facility in Matamoros, Mexico. The Construction Contract is a guaranteed maximum price agreement, pursuant to which Corecomposites is obligated to pay the Contractor for its services excluding the areas for equipment pits in an amount not to exceed U.S. $12,704,365.38, plus applicable taxes. The terms of the Construction Contract provide that Corecomposites will have partial occupancy of the new facility in phases, with complete occupancy by the end of April 2009.

A copy of the Construction Contract will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

August 29, 2008	By:	Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer